Exhibit 99.2

11500 Ash Street

Leawood, Kansas 66211

August 4, 2017

CFO Commentary on

Second Quarter 2017 Financial Results

Financial Information

Reconciliations and definitions of non-GAAP financial measures (Adjusted EBITDA, Adjusted EBITDA Margin and constant currency amounts) are provided in the financial schedules included below and in our financial tables that accompany our second quarter 2017 earnings press release issued August 4, 2017 and available at http://investor.amctheatres.com.

Additional information detailing select unaudited pro forma financial data for the three-month and six month  period ended June 30, 2016 and June 30, 2017 is included below in this CFO commentary which has been published in the investor relations section of AMC’s website located at http://investor.amctheatres.com and furnished with the SEC on Form 8-K dated August 4, 2017.  The Company believes the pro forma information provides a more comparable view of its results relative to prior periods. The select unaudited pro forma data for the periods combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon, Carmike and Nordic have been adjusted to comply with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), including the effects of purchase accounting adjustments. The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice (“UK GAAP”) has been modified in order to align with the presentation used by AMC under U.S. GAAP.  The classification of certain items presented by Nordic under International Financial Reporting Standards (“IFRS”) has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon and Nordic have also been translated to U.S. Dollars. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Please refer to the August 1, 2017, Form 8-K for additional information on pro forma financial statement adjustments.

Additional constant currency information adjusting unaudited pro forma financial data for the three-month and six month periods ended June 30, 2017 using average monthly currency rates from the three-month and six month periods ended June 30, 2016 is also presented for comparative purposes.

Conference Call

The Company will host a conference call on Friday, August 4, 2017, at 9:30 a.m. CDT/10:30 a.m. EDT to review results for the second quarter ended June 30, 2017.

To listen to the call, please dial (877) 407-3982 in the U.S. or (201) 493-6780 outside the U.S. You may also listen to the conference call via the internet by visiting the investor relations section of the AMC website at www.investor.amctheatres.com for a link to the webcast. Investors and interested parties should go to the website at least 15 minutes prior to the call to register and/or download and install any necessary audio software.

Summary

A weaker than anticipated U.S. industry box office provided the backdrop for a disappointing quarter.  The positive contributions from our legacy AMC recliner theatres could not fully offset the impact of attendance declines at the former Carmike theatres, and we did not manage our expenses timely enough in a declining revenue environment.  The international circuit contributed positively on both revenue and adjusted EBITDA as Odeon and Nordic leveraged a positive industry box office in the countries they serve, while improving operational efficiencies.  We have already acted to reduce costs at our U.S. theatres by implementing cost reduction and revenue enhancement initiatives that we expect will contribute approximately $30 million of adjusted EBITDA benefit in the second half of 2017.

Second quarter ended June 30, 2017

U.S. Industry Box Office: After a strong first quarter box office and month of April, expectations were high for a strong second quarter.  A double-digit industry box office decline in May and further decline in June, however, proved too much to overcome. The 2017 second quarter North American industry box office, which includes theatres in Canada, declined approximately 3.3%, while the U.S. industry box office declined approximately 4.4%.

The top three films of the second quarter, GUARDIANS OF THE GALAXY VOL 2., WONDER WOMAN and THE FATE OF THE FURIOUS, combined, fell nearly 14% short of the top three films in the second quarter of 2016. Interestingly, the remaining films in the quarter actually generated more box office revenue than the remaining films a year ago.

   Consolidated Results

Compared to the second quarter of 2016, consolidated admissions revenues for the quarter increased 58.2% to $761.4 million while food and beverage revenues grew 53.6% to $374.1 million and other theatre revenues grew 70.4% to $66.8 million.  Consolidated total revenues grew 57.4% in the second quarter to $1,202.3 million. The increase in revenue was primarily due to the acquisitions of Odeon in November 2016, Carmike in December 2016, and Nordic in March 2017.

Consolidated net earnings for the first quarter declined $200.5 million to a loss of $176.5 million compared to the same quarter a year ago. Consolidated net earnings margin for the first quarter was (14.7%) compared to 3.1% in the second quarter of 2016. Included in the net loss for the second quarter of 2017 is a $202.6 million pre-tax impairment charge related to AMC’s National CineMedia, LLC (NASDAQ: NCMI) (“NCM”) investment.  As previously disclosed on SEC Form 10-Q for the three-month period ended March 31, 2017, because the market value of our investment in NCM further declined significantly below our carrying value, the decline in value is considered other than temporary.   Due to the significant decline in value of the publicly quoted price per share of NCM, Inc., this impairment charge was recorded for all the units and shares owned in NCM.

Consolidated diluted earnings per share (“diluted EPS”) decreased $1.59 to a loss of $1.35 per share compared to earnings of $0.24 per share for the same period a year ago.  Average diluted shares outstanding in the second quarter of 2017 increased approximately 33.5% compared to the second quarter last year.

Consolidated Adjusted EBITDA for the second quarter grew 4.8% to 135.8 million and Adjusted EBITDA margin declined 570 basis points to 11.3% compared to the year ago period.

2017 Consolidated Pro Forma Results vs. 2016 Consolidated Pro Forma Results

To provide greater transparency and more relevant year-over-year comparisons, we have included pro forma financial data in the tables section of this CFO commentary. The select unaudited pro forma data for the quarters ended June 30, 2016 and June 30, 2017 combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated. Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

Compared to the pro forma second quarter of 2016, pro forma second quarter 2017 consolidated total revenues decreased 3.4% (0.4% in constant currency) and were comprised of a 2.9% decrease (0.2% increase in constant currency) in admissions revenues, a 2.4% decrease (flat in constant currency) in food and beverage revenues, and a 13.1% decrease (8.9% decrease in constant currency) in other theatre revenues.

Consolidated net loss for the second quarter increased $120.1 million to $171.4 million (increased $123.0 million to $174.3 million in constant currency) compared to the pro forma results in the same quarter last year.

Likewise, consolidated Adjusted EBITDA for the second quarter declined 22.4% (21.0% decline in constant currency) to $135.8 million ($138.4 million in constant currency) and Adjusted EBITDA margin decreased 280 basis points to 11.3% (290 basis point decrease to 11.2% in constant currency) compared to the same proforma period a year ago.

2017 U.S. Segment Pro Forma Results vs. 2016 U.S. Segment Pro Forma Results

Compared to the pro forma U.S. segment first quarter of 2016, first quarter 2017 pro forma total U.S. revenues decreased 4.8% to $906.3 million and were comprised of a 4.9% decline in admissions revenue to $564.7 million, a 4.0% decrease in food and beverage revenues to $300.3 million, and a 9.2% decrease in other theatre revenues to $41.3 million.

Total U.S. attendance decreased 10.4% to 57.9 million while average ticket price for the quarter increased 6.1% to $9.76 compared to the pro forma results in the same quarter a year ago.   This growth in average ticket price is a result of strategic price increases at both legacy AMC and former Carmike theatres, which more than offset the average ticket price pressure from a decline in IMAX and 3-D attendance in the second quarter.

Despite a 4.0% decline in U.S. food and beverage revenues, food and beverage revenue per patron increased 7.1% to $5.19 compared to the second quarter last year.  Over the course of the second quarter, we rolled out dozens of new Coke Freestyle machines, and introduced our new Feature Fare menu to nearly 100 theatres.  Due In part to the higher cost of food related to the Feature Fare menu, our U.S. food and beverage gross margin for the quarter decreased 120 basis points to 85.0%, however U.S. food and beverage gross profit per patron increased approximately 5.6%.

At quarter-end we operated 27 dine-in-theatres and served alcohol at 257 locations.

U.S. other revenue saw a 9.2% decrease to $41.3 million compared to the prior year’s pro forma quarter.  Contributing to the decline was a change in sales volume and estimated breakage for certain package tickets.

AMC’s U.S. film exhibition costs were a bright spot for the quarter, declining 9.0% to $298.3 million compared to last year’s pro forma results, representing 52.8% of admissions revenue, a 240-basis point improvement compared to last year.  These results are consistent with the film concentration of the top U.S. titles this year versus last year, and the conversion of the former Carmike theatre’s film rent terms to AMC’s terms.

Pro forma U.S. operating expenses for the quarter increased 10.5% to $281.3 million compared to last year and represented 31.0% of revenues as compared to 26.7% in the same pro forma period a year ago.  U.S. operating expenses for the second quarter pro forma 2017 and pro forma 2016 period include $4.0 million and $3.9 million, respectively, of certain operating expenses that are excluded from our calculation of Adjusted EBITDA.  Excluding these costs from both periods, adjusted operating expenses for the second quarter increased 10.6% to $277.3 million, and represented 30.6% of revenues, a 430-basis point increase from the prior year proforma period.  We are disclosing adjusted operating expenses because we believe they are more indicative of our ongoing performance.  Contributing to the increase in operating expense was a higher proportion of fixed expenses, increases in strategic initiative start-up costs and minimum wage impacts.

Pro forma U.S. rent expense for the second quarter increased 1.7% to $148.7 million, on roughly the same number of average screens. Rent per average screen increased approximately 1.6% compared to the pro forma quarter last year.

Pro forma U.S. depreciation and amortization increased 15.4%, to $98.2 million in the second quarter compared to the same period last year, primarily due to additional capital expenditures during the first and second quarter of 2017 and calendar year 2016.

Pro Forma U.S. net loss for the second quarter was $148.8 million compared to net earnings of $6.9 million in the same pro forma period a year ago. Negatively impacting second quarter 2017 U.S. net losses was the $202.6 million pre-tax impairment charge related to our NCM investment.

Pro forma U.S. Adjusted EBITDA for the quarter declined 27.6% to $115.0 million compared to the pro forma second quarter last year, as U.S. adjusted EBITDA margins decreased 400 basis points to 12.7%.

International Industry Box Office: The international box office enjoyed growth in the countries served by Odeon and Nordic, as the second quarter last year was particularly weak.  The industry box office was up approximately 11.4% in the countries served by Odeon and up more than 17% in the countries served by Nordic.  Although the industry box office gains were sizable, the second quarter is seasonally often the smallest quarter of the year.

 2017 International Segment Results vs. 2016 International Segment Pro Forma Results

Compared to the pro forma second quarter of 2016, second quarter total international revenues increased 1.2% to $294.9 million (increased 13.9% to $332.0 million in constant currency), and were comprised of a 3.3% increase in admissions revenue to $196.1 million (increased 16.3% to $220.8 million in constant currency), a 4.6% increase in food and beverage revenues to $73.4 million (increased 17.7% to $82.6 million in constant currency), and an 18.8% decline in other theatre revenues to $25.4 million (declined 8.6% to $28.6 million in constant currency).

Total International attendance increased 4.4% to 23.7 million and average ticket price for the quarter declined 1.1% to $8.28 but on a constant currency basis increased 11.4% to $9.32.  Odeon’s subscription model initiative and strategic pricing increases helped drive the increase in average ticket price.

International food and beverage revenue per patron increased 0.3% to $3.10 but increased 12.6% on a constant currency basis.  Our International food and beverage gross margin for the quarter increased 90 basis points to 76.8%.

AMC’s International film exhibition costs for the quarter increased 4.6% to $81.2 million and increased 17.8% to $91.4 million on a constant currency basis compared to last year’s pro forma results, representing 41.4% of admissions revenue and a 50 basis point increase compared to last year.  These results are consistent with the film concentration of the top International titles this year versus last year.

International operating expense for the quarter was up slightly to $110.4 million and on a constant currency basis increased 12.9% to $124.3 million compared to last year and represented 37.4% of revenues as compared to 37.8% in the same pro forma period a year ago.

International rent expense for the first quarter declined 6.4% to $50.9 million but on a constant currency basis increased 5.1%, on roughly the same number of average screens.

International depreciation and amortization declined 15.8%, to $34.7 million and 5.1% on a constant currency basis in the second quarter compared to the same period last year.

International net loss for the second quarter declined $35.6 million to a net loss of $22.6 million or $25.5 million on a constant currency basis, compared to net losses of $58.2 million in the same pro forma period a year ago.  The second quarter of last year included other expense of $32.9 million related to foreign currency transaction losses on Odeon’s indebtedness.

International Adjusted EBITDA for the second quarter increased 28.4% to $20.8 million and on a constant currency basis increased 44.4% to $23.4 million compared to the pro forma second quarter last year.  International Adjusted EBITDA margins increased 160 basis points to 7.1%.  As we continue to integrate the Odeon circuit, deploy initiatives and manage expenses, we are confident that Adjusted EBITDA and Adjusted EBITDA margins will improve.

AMC Screens

During the second quarter of 2017, we opened 3 new theatres with a total of 23 screens, and acquired 2 theatres with 22 screens.  We permanently closed 219 screens, temporarily closed 101 screens and reopened 111 screens to implement our strategy and install consumer experience upgrades. As of June 30, 2017, we owned or operated 1,009 theatres with 11,083 screens across 15 countries.

Capital Expenditures

Total gross capital expenditures for the quarter ended June 30, 2017 totaled $156.7 million and after $17.8 million of landlord contributions yielded net capital expenditures of $138.9 million. Recliner renovations accounted for the majority of the capital expenditures in the second quarter.

We expect gross capital expenditures for 2017 to total approximately $600 million to $670 million, with landlords contributing approximately $100 million to $120 million, resulting in a net cash outlay of approximately $500 to $550 million.

Balance Sheet

With respect to the balance sheet, we finished the second quarter with $127.8 million in cash and cash equivalents and a total debt balance of approximately $4.93 billion, including capital and financing lease obligations.

As of June 30, 2017, we were in compliance with all debt covenants.

Dividend

Consistent with our plans to augment shareholder returns through the return of capital, AMC’s Board of Directors, at its regular board meeting on August 3, 2017, authorized the fourteenth consecutive quarterly dividend of $.20 per share, payable on September 25, 2017, to holders of record on September 11, 2017.

Since our IPO on December 18, 2013, AMC has returned nearly $270 million to shareholders in the form of dividends or dividend equivalents.

Website Information

This CFO Commentary, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for E-mail Alerts.

Forward-Looking Statements

This CFO Commentary includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; AMC’s ability to execute cost-cutting and revenue enhancement initiatives; box office performance through the remainder of 2017; increased use of alternative film delivery methods or other forms of entertainment; additional impairment related to AMC’s NCM investment; shrinking exclusive theatrical release windows; the performance of AMC’s non-consolidated entities;  international economic, political and other risks; risks and uncertainties relating to AMC’s significant indebtedness;  limitations on the availability of capital;  risks relating to AMC’s inability to achieve the expected benefits and performance from its recent acquisitions; AMC’s ability to comply with a settlement it entered into with the U.S. Department of Justice pursuant to which it agreed to divest theatres and divest holdings in National CineMedia, LLC; AMC’s ability to refinance its indebtedness on favorable terms; optimizing AMC’s theatre circuit through construction and the transformation of its existing theatres may be subject to delay and unanticipated costs;  failures, unavailability or security breaches of AMC’s information systems; risks relating to impairment losses and theatre and other closure charges; AMC’s ability to utilize net operating loss carryforwards to reduce its future tax liability; review by antitrust authorities in connection with acquisition opportunities; risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions; risks relating to the incurrence of legal liability; general political, social and economic conditions and risks, trends, uncertainties and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 10, 2017 and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(tables follow)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin:

(dollars in millions) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net earnings (loss)	$(176.5)	$24.0	$(168.1)	$52.3
Plus:
Income tax provision (benefit)	(109.6)	16.4	(118.8)	34.5
Interest expense	69.9	27.0	132.0	54.1
Depreciation and amortization	133.3	62.3	258.6	122.7
Certain operating expenses (2)	3.5	3.8	8.8	7.2
Equity in (earnings) losses of non-consolidated entities (3)	195.0	(11.8)	197.3	(16.1)
Cash distributions from non-consolidated entities (4)	2.2	0.6	26.6	18.3
Attributable EBITDA (5)	1.0	—	1.0	—
Investment expense (income)	0.6	0.2	(5.0)	(9.8)
Other expense (income) (6)	1.0	(0.1)	(1.2)	(0.1)
General and administrative expense—unallocated:
Merger, acquisition and transaction costs(7)	11.5	5.5	51.7	10.1
Stock-based compensation expense (8)	3.9	1.7	4.0	2.8
Adjusted EBITDA(1)	$135.8	$129.6	$386.9	$276.0
Adjusted EBITDA Margin(1)	11.3%	17.0%	15.6%	18.0%
Total revenues	$1,202.3	$764.0	$2,483.7	$1,530.0
Net earnings (loss) margin (9)	-14.7%	3.1%	-6.8%	3.4%

Select pro forma financial data:

 Three Months Ended June 30, 2017 and Three Months Ended June 30, 2016:

(dollars in millions),  (unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2017			June 30, 2016
	Pro Forma			Pro Forma
	US	International	Total	US	International	Total
Revenues
Admissions	$564.7	$196.1	$760.8	$593.6	$189.9	$783.5
Food and beverage	300.3	73.4	373.7	312.8	70.2	383.0
Other theatre	41.3	25.4	66.7	45.5	31.3	76.8
Total revenues	906.3	294.9	1,201.2	951.9	291.4	1,243.3

Operating costs and expenses
Film exhibition costs	298.3	81.2	379.5	327.8	77.6	405.4
Food and beverage costs	44.9	17.0	61.9	43.1	16.9	60.0
Operating expense	281.3	110.4	391.7	254.6	110.1	364.7
Rent	148.7	50.9	199.6	146.2	54.4	200.6
General and administrative:
Merger, acquisition and transaction costs	1.3	—	1.3	—	—	—
Other	28.2	18.0	46.2	28.2	17.0	45.2
Depreciation and amortization	98.2	34.7	132.9	85.1	41.2	126.3
Impairment of long-lived assets	—	—	—	2.0	0.2	2.2
Operating costs and expenses	900.9	312.2	1,213.1	887.0	317.4	1,204.4
Operating income	5.4	(17.3)	(11.9)	64.9	(26.0)	38.9
Other expense (income)	1.0	—	1.0	(0.1)	32.9	32.8
Interest expense	64.2	5.7	69.9	65.5	5.5	71.0
Equity in (earnings) loss of non-consolidated entities	195.1	(0.1)	195.0	(13.0)	0.1	(12.9)
Investment income	0.1	0.5	0.6	0.2	0.4	0.6
Total other expense	260.4	6.1	266.5	52.6	38.9	91.5
Earnings (loss) before income taxes	(255.0)	(23.4)	(278.4)	12.3	(64.9)	(52.6)
Income tax provision (benefit)	(106.2)	(0.8)	(107.0)	5.4	(6.7)	(1.3)
Net earnings (loss)	$(148.8)	$(22.6)	$(171.4)	$6.9	$(58.2)	$(51.3)

Attendance	57,858	23,687	81,545	64,541	22,689	87,230
Average Screens	8,038	2,718	10,756	8,018	2,725	10,743
Average Ticket Price	$9.76	$8.28	$9.33	$9.20	$8.37	$8.98

The select unaudited pro forma data for the three-month period ended June 30, 2016 and 2017 combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Reconciliations of the pro forma information to our historical financial information are provided in the tables below titled “Unaudited Pro Form Condensed Combined Financial Information.” Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

Reconciliation of pro forma Adjusted EBITDA

Three Months Ended June 30, 2017 and Three Months Ended June 30, 2016:

(dollars in millions) (unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2017	June 30, 2016
	Pro Forma	Pro Forma
Net earnings	$(171.4)	$(51.3)
Plus:
Income tax provision (benefit)	(107.0)	(1.3)
Interest expense	69.9	71.0
Depreciation and amortization	132.9	126.3
Impairment of long-lived assets	—	2.2
Certain operating expenses (2)	6.4	4.5
Equity in (earnings) loss of non-consolidated entities (3)	195.0	(12.9)
Cash distributions from non-consolidated entities (4)	2.2	0.6
Attributable EBITDA (5)	1.0	0.2
Investment income	0.6	0.6
Other expense (income) (6)	1.0	32.8
General and administrative expense—unallocated:
Merger, acquisition and transaction costs (7)	1.3	—
Stock-based compensation expense (8)	3.9	2.4
Adjusted EBITDA (1)	$135.8	$175.1
Adjusted EBITDA Margin (1)	11.3%	14.1%
Total Revenues	$1,201.2	$1,243.3
Net earnings (loss) margin (9)	-14.3%	-4.1%

Adjusted EBITDA (in millions) (1)
U.S. markets	$115.0	$158.9
International markets	20.8	16.2
Total Adjusted EBITDA	$135.8	$175.1

The select unaudited pro forma data for the three-month period ended June 30, 2016 and 2017 combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Reconciliations of the pro forma information to our historical financial information are provided in the tables below titled “Unaudited Pro Form Condensed Combined Financial Information.” Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

Select pro forma financial data

 Six Months Ended June 30, 2017 and Six Months Ended June 30, 2016:

(dollars in millions), (unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2017			June 30, 2016
	Pro Forma			Pro Forma
	US	International	Total	US	International	Total
Revenues
Admissions	$1,175.5	$455.6	$1,631.1	$1,189.3	$469.2	$1,658.5
Food and beverage	620.4	163.0	783.4	627.1	163.3	790.4
Other theatre	88.1	57.9	146.0	91.2	61.2	152.4
Total revenues	1,884.0	676.5	2,560.5	1,907.6	693.7	2,601.3

Operating costs and expenses
Film exhibition costs	630.6	191.3	821.9	653.3	195.6	848.9
Food and beverage costs	87.6	37.8	125.4	85.8	38.2	124.0
Operating expense	549.8	219.8	769.6	510.6	223.4	734.0
Rent	294.9	101.2	396.1	293.4	108.2	401.6
General and administrative:
Merger, acquisition and transaction costs	24.3	—	24.3	1.5	0.1	1.6
Other	50.8	34.3	85.1	55.3	33.3	88.6
Depreciation and amortization	194.8	70.1	264.9	168.3	81.6	249.9
Impairment of long-lived assets	—	—	—	2.3	0.1	2.4
Operating costs and expenses	1,832.8	654.5	2,487.3	1,770.5	680.5	2,451.0
Operating income	51.2	22.0	73.2	137.1	13.2	150.3
Other expense (income)	(1.7)	—	(1.7)	(0.1)	76.1	76.0
Interest expense	130.5	12.0	142.5	131.0	11.5	142.5
Equity in (earnings) loss of non-consolidated entities	197.4	(1.9)	195.5	(17.6)	(1.7)	(19.3)
Investment income	(5.2)	0.3	(4.9)	(9.8)	—	(9.8)
Total other expense	321.0	10.4	331.4	103.5	85.9	189.4
Earnings (loss) before income taxes	(269.8)	11.6	(258.2)	33.6	(72.7)	(39.1)
Income tax provision (benefit)	(110.8)	(1.4)	(112.2)	13.6	(6.2)	7.4
Net earnings (loss)	$(159.0)	$13.0	$(146.0)	$20.0	$(66.5)	$(46.5)

Attendance	123,539	56,717	180,256	130,227	55,541	185,768
Average Screens	8,004	2,698	10,702	8,034	2,722	10,756
Average Ticket Price	$9.52	$8.03	$9.05	$9.13	$8.45	$8.93

The select unaudited pro forma data for the six-month period ended June 30, 2016 and 2017 combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Reconciliations of the pro forma information to our historical financial information are provided in the tables below titled “Unaudited Pro Form Condensed Combined Financial Information.” Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

Reconciliation of pro forma Adjusted EBITDA

Six Months Ended June 30, 2017 and Six Months Ended June 30, 2016:

(dollars in millions) (unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016
	Pro Forma	Pro Forma
Net earnings	$(146.0)	$(46.5)
Plus:
Income tax provision (benefit)	(112.2)	7.4
Interest expense	142.5	142.5
Depreciation and amortization	264.9	249.9
Impairment of long-lived assets	—	2.4
Certain operating expenses (2)	11.7	8.0
Equity in (earnings) loss of non-consolidated entities (3)	195.5	(19.3)
Cash distributions from non-consolidated entities (4)	26.6	18.3
Attributable EBITDA (5)	3.0	2.6
Investment income	(4.9)	(9.8)
Other expense (income) (6)	(1.3)	76.0
General and administrative expense—unallocated:
Merger, acquisition and transaction costs (7)	24.3	1.6
Stock-based compensation expense (8)	4.0	5.2
Adjusted EBITDA (1)	$408.1	$438.3
Adjusted EBITDA Margin (1)	15.9%	16.8%
Total Revenues	$2,560.5	$2,601.3
Net earnings (loss) margin (9)	-5.7%	-1.8%

Adjusted EBITDA (in millions) (1)
U.S. markets	$310.3	$339.5
International markets	97.8	98.8
Total Adjusted EBITDA	$408.1	$438.3

The select unaudited pro forma data for the six-month period ended June 30, 2016 and 2017 combines the historical financial data of operations of AMC, Odeon, Carmike and Nordic, giving effect to the acquisitions, financings and theatre divestitures as if they had been completed on January 1, 2016.  The historical consolidated financial information for Odeon and Nordic has been adjusted to comply with U.S. GAAP. The classification of certain items presented by Odeon under U.K. GAAP has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under IFRS has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts have also been translated to U.S. Dollars.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Reconciliations of the pro forma information to our historical financial information are provided in the tables below titled “Unaudited Pro Form Condensed Combined Financial Information.” Please refer to the August 1, 2017 Form 8-K for additional information on pro forma financial statement adjustments.

Select Consolidated Pro Forma Constant Currency financial data (see Note 10):

Three Months Ended June 30, 2017 and Six Months Ended June 30, 2017:

(dollars in millions) (unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017			June 30, 2017
	Pro Forma Constant Currency			Pro Forma Constant Currency
	US	International	Total	US	International	Total
Revenues
Admissions	$564.7	$220.8	$785.5	$1,175.5	$520.1	$1,695.6
Food and beverage	300.3	82.6	382.9	620.4	186.0	806.4
Other theatre	41.3	28.6	69.9	88.1	66.1	154.2
Total revenues	906.3	332.0	1,238.3	1,884.0	772.2	2,656.2

Operating costs and expenses
Film exhibition costs	298.3	91.4	389.7	630.6	218.4	849.0
Food and beverage costs	44.9	19.2	64.1	87.6	43.1	130.7
Operating expense	281.3	124.3	405.6	549.8	250.5	800.3
Rent	148.7	57.2	205.9	294.9	115.4	410.3
General and administrative:
Merger, acquisition and transaction costs	1.3	—	1.3	24.3	—	24.3
Other	28.2	20.3	48.5	50.8	39.0	89.8
Depreciation and amortization	98.2	39.1	137.3	194.8	79.9	274.7
Impairment of long-lived assets	—	—	—	—	—	—
Operating costs and expenses	900.9	351.5	1,252.4	1,832.8	746.3	2,579.1
Operating income	5.4	(19.5)	(14.1)	51.2	25.9	77.1
Other expense (income)	1.0	—	1.0	(1.7)	—	(1.7)
Interest expense	64.2	6.4	70.6	130.5	13.7	144.2
Equity in (earnings) loss of non-consolidated entities	195.1	(0.1)	195.0	197.4	(2.2)	195.2
Investment income	0.1	0.6	0.7	(5.2)	0.4	(4.8)
Total other expense	260.4	6.9	267.3	321.0	11.9	332.9
Earnings (loss) before income taxes	(255.0)	(26.4)	(281.4)	(269.8)	14.1	(255.8)
Income tax provision (benefit)	(106.2)	(0.9)	(107.1)	(110.8)	(1.6)	(112.4)
Net earnings (loss)	$(148.8)	$(25.5)	$(174.3)	$(159.0)	$15.7	$(143.4)

Attendance	57,858	23,687	81,545	123,539	56,717	180,256
Average Screens	8,038	2,718	10,756	8,004	2,698	10,702
Average Ticket Price	$9.76	$9.32	$9.63	$9.52	$9.17	$9.41

Reconciliation of Consolidated Pro Forma Constant Currency Adjusted EBITDA (see Note 10):

Three Months Ended June 30, 2017 and Six Months Ended June 30, 2017:

(dollars in millions) (unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2017	June 30, 2017
	Pro Forma Constant Currency	Pro Forma Constant Currency

Net earnings	$(174.3)	$(143.3)
Plus:
Income tax provision (benefit)	(107.1)	(112.4)
Interest expense	70.6	144.2
Depreciation and amortization	137.3	274.7
Impairment of long-lived assets	—	—
Certain operating expenses (2)	6.6	12.0
Equity in (earnings) loss of non-consolidated entities (3)	195.0	195.2
Cash distributions from non-consolidated entities (4)	2.2	26.6
Attributable EBITDA (5)	1.2	3.4
Investment income	0.7	(4.8)
Other expense (income) (6)	1.0	(1.3)
General and administrative expense—unallocated:
Merger, acquisition and transaction costs (7)	1.3	24.3
Stock-based compensation expense (8)	3.9	4.0
Adjusted EBITDA (1)	$138.4	$422.6

Adjusted EBITDA (in millions) (1)
U.S. markets	$115.0	$310.3
International markets	23.4	112.3
Total Adjusted EBITDA	$138.4	$422.6

1)

We present Adjusted EBITDA and Adjusted EBITDA Margin as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Total Revenues. In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA and Adjusted EBITDA Margin and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA and Adjusted EBITDA Margin are non-U.S. GAAP financial measures and should not be construed as an alternative to net earnings or net earnings margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP). Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures reported by other companies. We have included Adjusted

EBITDA and Adjusted ABITDA Margin because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA and Adjusted EBITDA Margin:

•	do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	exclude income tax payments that represent a reduction in cash available to us;

•	do not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	do not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

2)

Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

3)

Equity in (earnings) losses of non-consolidated entities includes an impairment of the Company’s investment in NCM of $202.6 million for the three months ended June 30, 2017. The impairment charge reflects recording our units and shares at the publicly quoted per share price on June 30, 2017 of $7.42 based on the company’s determination that the decline in the price per share during the quarter was other than temporary.

4)

Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received.  We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

5)

Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets.  See below for a reconciliation of our equity earnings of non-consolidated entities to attributable EBITDA.  Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments.   We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.  As these investments relate only to our Nordic acquisition, this represents the first time we have made this adjustment and does not impact prior historical presentations of Adjusted EBITDA.

Reconciliation of Historical Attributable EBITDA (Unaudited)

	Three Months Ended		Six Months Ended
(In millions)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Equity in (earnings) loss of non-consolidated entities	$195.0	$—	$197.3	$—
Less:
Equity in earnings (loss) of non-consolidated entities excluding international theatre JV's	(194.7)	—	(197.0)	—
Equity in earnings (loss) of International theatre JV's	0.3	—	0.3	—
Depreciation and amortization	0.7	—	0.7	—
Attributable EBITDA	$1.0	$—	$1.0	$—

Reconciliation of Pro Forma Attributable EBITDA (Unaudited)

	Pro Forma		Pro Forma
	Three Months Ended		Six Months Ended
(In millions)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Equity in (earnings) loss of non-consolidated entities	$(12.9)	$(19.3)	$195.0	$195.5
Less:
Equity in earnings (loss) of non-consolidated entities excluding international theatre JV's	12.5	20.7	194.7	193.8
Equity in earnings (loss) of International theatre JV's	(0.4)	1.4	0.3	1.7
Depreciation and amortization	0.6	1.2	0.7	1.3
Attributable EBITDA	$0.2	$2.6	$1.0	$3.0

6)

Other (expense) income for the current year period includes foreign currency transaction gains, fees relating to third party fees paid related to amendment No. 3 to our Senior Secured Credit Agreement, and loss on the redemption of the Bridge Loan Facility.

7)	Merger, acquisition and transition costs are excluded as it is non-operating in nature.

8)	Non-cash or non-recurring expense included in General and Administrative: Other.

9)	Net Earnings Margin is defined as Net Earnings divided by Total Revenues

10)

 The actual pro forma numbers and related reconciliation to historical numbers appear elsewhere in these tables. The International segment information for the three months ended and six months ended June 30, 2017 has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2016. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of AMC Entertainment Holdings, Inc. (“AMC”  or the “Company”) is presented to illustrate the estimated effects of (i) the acquisition of Odeon and UCI Cinemas Holdings Limited (“Odeon”  or the “Odeon Acquisition”), the acquisition of Carmike Cinemas, Inc. (“Carmike or the “Carmike Acquisition”) and the acquisition of Nordic Cinema Group Holdings AB (“Nordic or the “Nordic Acquisition”); (ii) the incurrence of $595,000,000 aggregate principal amount of Senior Subordinated Notes due 2026 (the “Dollar Notes”) and £250,000,000 aggregate principal amount of Senior Subordinated Notes due 2024 (the “Sterling Notes”) and $500,000,000 aggregate principal amount of incremental term loans (the “New Term Loans due 2023”) used to fund the Odeon Acquisition; (iii) the issuance of 4,536,466 shares ($156,735,000) of the Company’s Class A Common Stock in a private placement in connection with the Odeon Acquisition and the issuance of 8,189,808 shares ($273,949,000) of the Company’s Class A Common Stock in connection with the Carmike Acquisition, (iv) the issuance of $475,000,000 aggregate principal amount of 6.125% Senior Subordinated Notes due 2027 and £250,000,000 aggregate principal amount of 6.375% Senior Subordinated Notes due 2024 used to fund the Nordic (clauses (ii), (iii) and (iv) collectively referred to as the “Financings”); (v) the issuance of 20,330,874 shares ($640,423,000 at an offering price of $31.50 per share of the Company’s Class A Common Stock to repay the $350,000,000 aggregate principal amount of Bridge Loans incurred to partially finance the Carmike Acquisition and for general and corporate purposes (the “2017 Equity Offering”) and (vi) the settlement the Company entered into with the United States Department of Justice, pursuant to which the Company agreed to divest theatres in 15 local markets where it has an overlap with Carmike (the “Theatre Divestitures”).

The pro forma financial information is based in part on certain assumptions regarding the foregoing transactions that we believe are factually supportable and expected to have a  continuing impact on our consolidated results. The unaudited pro forma condensed combined statements of operations for the three and six months ended June 30, 2017, combine the historical consolidated statements of operations of the Company, Odeon, Carmike and Nordic, giving effect to the Odeon Acquisition, the Carmike Acquisition, the Nordic Acquisition, the Financings, the Theatre Divestitures and the 2017 Equity Offering as if they had been completed on January 1, 2016. The historical consolidated financial information for Odeon and Nordic have been adjusted to comply with U.S. Generally Accepted Accounting Principles  (“U.S. GAAP”). The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice (“UK GAAP”) and by Nordic under International Financial Reporting Standards (“IFRS”) has been modified in order to align with the presentation used by the Company under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon and Nordic have also been translated to U.S. dollars.

The audited pro forma condensed combined financial information has been prepared by the Company, as the acquirer, using the acquisition method of accounting in accordance with U.S. GAAP. The acquisition method of accounting is dependent upon certain valuation and other studies that have yet to commence or progress to  a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Odeon, Carmike and Nordic have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. The preliminary purchase price allocations for Odeon, Carmike and Nordic are subject to revision as a  more detailed analysis is completed and Nordic’s assets and liabilities becomes available. The final allocation of the purchase price, which will be based upon actual tangible and intangible assets acquired as well as liabilities assumed, will be determined within one year from the completion of the Odeon Acquisition, Carmike Acquisition and Nordic Acquisition respectively, and could differ materially from the unaudited pro forma condensed combined financial information presented here. Any change in the fair value of the net assets of Odeon, Carmike and Nordic will change the amount of the purchase price allocable to goodwill and will also change any resultant depreciation and amortization or other similarly impacted income statement amounts. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company, Odeon, Carmike and Nordic would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Odeon Acquisition, Carmike Acquisition and Nordic Acquisition. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Odeon Acquisition, Carmike Acquisition and Nordic Acquisition and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings. No historical transactions between Odeon, Carmike, Nordic and the Company during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

The unaudited pro forma condensed combined financial information does not give effect to the settlement we entered into with the United States Department of Justice, pursuant to which we agreed to divest most of our holdings and relinquish all of our governance rights in NCM, our joint venture for cinema screen advertising, and (ii) agreed to transfer 24 theatres with a  total of 384 screens to the network of Screenvision LLC, the cinema screen advertising business in which Carmike participates.

The Company previously filed unaudited pro forma condensed combined statements of operations in its 8-K/A on March 13, 2017 and 8-K on August 1, 2017 and  has updated Note 5 from the previously file 8-K/A and 8-K to include the pro forma impacts of the Nordic Acquisition, the Nordic Financing and the Theatre Divestitures for 2017.

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2016

(dollars in thousands, except per share data)

	AMC	Odeon	Carmike	Nordic
	Historical	Historical	Historical	Historical
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Pro Forma		AMC
	June 30, 2016	June 30, 2016	June 30, 2016	June 30, 2016	Adjustments		Pro Forma
Note (5)
Revenues	$763,962	$224,907	$204,674	$66,442	$(292)	(d)	$1,243,298
					(1,400)	(d)
					(5,845)	(e)
					(9,150)	(e)

Cost of operations	497,066	154,429	140,260	48,858	(3,737)	(e)	830,122
					(6,754)	(e)
Rent	122,819	39,860	26,876	9,645	5,025	(d)	200,653
					959	(d)
					(1,220)	(d)
					147	(d)
					(737)	(d)
					(1,147)	(e)
					(1,574)	(e)
General and administrative:
Merger, acquisition and transaction costs	5,548	9,147	3,856	—	(5,548)	(b)	—
					(9,147)	(b)
					(3,856)	(b)
					—	(b)
Other	20,634	13,325	7,565	4,217	(568)	(d)	45,173
Depreciation and amortization	62,291	23,085	15,311	5,426	10,453	(d)	126,294
					8,497	(d)
					2,194	(d)
					(591)	(e)
					(372)	(e)

Impairment of long-lived assets	—	158	1,980	—	—		2,138
Operating costs and expenses	708,358	240,004	195,848	68,146	(7,976)		1,204,380
Operating income	55,604	(15,097)	8,826	(1,704)	(8,711)		38,918
Other expense (income)	(110)	31,564	—	—	1,373	(d)	32,827
Interest expense	27,035	44,948	12,382	8,511	(36,013)	(a)	71,000
					18,673	(a)
					1,733	(a)
					(8,683)	(a)
					7,689	(a)
					—	(a)
					(3,241)	(d)

					(12,382)	(d)
					2,941	(d)
					3,112	(d)
					(8,697)	(d)
					7,627	(d)
					5,530	(d)
					(165)	(e)
Equity in (earnings) loss of non-consolidated entities	(11,849)	261	(1,101)	(189)	—		(12,878)
Investment income	176	—	—	4,078	(3,659)	(d)	595
Total other expense	15,252	76,773	11,281	12,400	(24,162)		91,544
Earnings (loss) before income taxes	40,352	(91,870)	(2,455)	(14,104)	15,451		(52,626)
Income tax provision (benefit)	16,385	(1,274)	(857)	(2,780)	(10,147)	(c)	(1,344)
					(2,671)	(d)
Net earnings (loss)	$23,967	$(90,596)	$(1,598)	$(11,324)	$28,269		$(51,282)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2016

(dollars in thousands, except per share data)

	AMC	Odeon	Carmike	Nordic
	Historical	Historical	Historical	Historical
	Six Months Ended	Six Months Ended	Six Months Ended	Six Months Ended	Pro Forma		AMC
	June 30, 2016	June 30, 2016	June 30, 2016	June 30, 2016	Adjustments		Pro Forma
Note (5)
Revenues	$1,529,979	$522,216	$410,862	$171,908	$(584)	(d)	$2,601,332
					(3,672)	(d)
					(11,404)	(e)
					(17,973)	(e)

Cost of operations	995,698	340,961	277,203	113,405	(7,346)	(e)	1,706,957
					(12,964)	(e)
Rent	247,403	83,228	52,754	19,635	5,534	(d)	401,633
					1,918	(d)
					(2,440)	(d)
					292	(d)
					(1,453)	(d)
					(2,161)	(e)
					(3,077)	(e)
General and administrative:
Merger, acquisition and transaction costs	10,152	9,595	7,608	—	(8,610)	(b)	1,645
					(9,492)	(b)
					(7,608)	(b)
					—	(b)
Other	39,150	24,257	16,135	9,563	(568)	(d)	88,537
Depreciation and amortization	122,721	46,005	30,468	10,490	20,595	(d)	249,934
					17,148	(d)
					4,547	(d)
					(1,297)	(e)
					(743)	(e)

Impairment of long-lived assets	—	158	2,260	—	—		2,418
Operating costs and expenses	1,415,124	504,204	386,428	153,093	(7,725)		2,451,124
Operating income	114,855	18,012	24,434	18,815	(25,908)		150,208
Other expense (income)	(84)	74,499	—	—	1,615	(d)	76,030
Interest expense	54,097	90,169	24,768	18,720	(72,325)	(a)	142,482
					37,346	(a)
					3,466	(a)
					(17,366)	(a)
					15,378	(a)
					—	(a)

					(6,525)	(d)
					(24,768)	(d)
					5,882	(d)
					6,224	(d)
					(18,553)	(d)
					15,254	(d)
					11,046	(d)
					(331)	(e)
Equity in (earnings) loss of non-consolidated entities	(16,113)	345	(1,515)	(2,061)	—		(19,344)
Investment income	(9,778)	—	—	5,615	(5,627)	(d)	(9,790)
Total other expense	28,122	165,013	23,253	22,274	(49,284)		189,378
Earnings (loss) before income taxes	86,733	(147,001)	1,181	(3,459)	23,376		(39,170)
Income tax provision (benefit)	34,475	(663)	554	(201)	(21,415)	(c)	7,377
					(5,373)	(d)
Net earnings (loss)	$52,258	$(146,338)	$627	$(3,258)	$50,164		$(46,547)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2017

(dollars in thousands, except per share data)

	AMC	Nordic
	Historical	Historical
	Three Months Ended	Three Months Ended	Pro Forma		AMC
	June 30, 2017	June 30, 2017	Adjustments		Pro Forma
			Note (5)
Revenues	$1,202,280	$—	$—	(f)	$1,201,145
			—	(d)
			(398)	(e)
			(737)	(e)

Cost of operations	831,121	—	—	(f)	833,034
			2,985	(e)
			(1,072)	(e)
Rent	199,774	—	—	(f)	199,579
			—	(d)
			—	(d)
			(73)	(e)
			(122)	(e)
General and administrative:
Merger, acquisition and transaction costs	11,497	—	(1,071)	(b)	1,332
			(9,094)	(b)
			—
Other	46,194	—	—	(f)	46,194
Depreciation and amortization	133,325	—	—	(f)	132,978
			—	(d)
			—	(e)
			(347)	(e)
Impairment of long-lived assets	—	—	—		—
Operating costs and expenses	1,221,911	—	(8,794)		1,213,117
Operating income	(19,631)	—	7,659		(11,972)
Other expense (income)	1,029	—	—		1,029
Interest expense	69,885	—	—	(f)	69,880
			—	(d)
			—	(d)
			—	(d)
			(5)	(e)
Equity in (earnings) loss of non-consolidated entities	194,983	—	—		194,983
Investment income	600	—	—	(d)	600
Total other expense	266,497	—	(5)		266,492
Earnings (loss) before income taxes	(286,128)	—	7,664		(278,464)
Income tax provision (benefit)	(109,597)	—	2,571	(c)	(107,026)
Net earnings (loss)	$(176,531)	$—	$5,093		$(171,438)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2017

(dollars in thousands, except per share data)

	AMC	Nordic
	Historical	Historical
	Six Months Ended	Six Months Ended	Pro Forma		AMC
	June 30, 2017	June 30, 2017	Adjustments		Pro Forma
			Note (5)
Revenues	$2,483,693	$94,850	$(2,544)	(f)	$2,560,489
			32	(d)
			(6,782)	(e)
			(8,760)	(e)

Cost of operations	1,666,877	59,418	(2,030)	(f)	1,716,813
			(965)	(e)
			(6,487)	(e)
Rent	390,198	9,562	(446)	(f)	396,118
			39	(d)
			(652)	(d)
			(1,080)	(e)
			(1,503)	(e)
General and administrative:
Merger, acquisition and transaction costs	51,703	3,162	(4,233)	(b)	24,343
			(26,289)	(b)
			—
Other	80,603	4,553	(52)	(f)	85,104
Depreciation and amortization	258,630	4,919	(172)	(f)	264,909
			2,107	(d)
			(226)	(e)
			(349)	(e)
Impairment of long-lived assets	—	—	—		—
Operating costs and expenses	2,448,011	81,614	(42,338)		2,487,287
Operating income	35,682	13,236	24,284		73,202
Other expense (income)	(1,672)	—	—		(1,672)
Interest expense	132,026	15,033	(69)	(f)	142,529
			(14,886)	(d)
			6,441	(d)
			4,032	(d)
			(48)	(e)
Equity in (earnings) loss of non-consolidated entities	197,297	(1,813)	—		195,484
Investment income	(5,008)	(45)	116	(d)	(4,937)
Total other expense	322,643	13,175	(4,414)		331,404
Earnings (loss) before income taxes	(286,961)	61	28,698		(258,202)
Income tax provision (benefit)	(118,827)	1,180	8,348	(c)	(112,175)
			(2,928)	(d)
			52	(f)
Net earnings (loss)	$(168,134)	$(1,119)	$20,298		$(146,027)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS BY SEGMENT

THREE MONTHS ENDED JUNE 30, 2016

	AMC	Carmike					Odeon	Nordic
	Historical	Historical	Historical	U.S. Markets			Historical	Historical	Historical	International Markets
	Three Months Ended	Three Months Ended	Legacy AMC	Pro Forma		Pro Forma	Three Months Ended	Three Months Ended	Legacy AMC	Pro Forma		Pro Forma
	June 30, 2016	June 30, 2016	International Theatre	Adjustments		U.S. Markets	June 30, 2016	June 30, 2016	International Theatre	Adjustments		International Markets
				Note (5)						Note (5)
Revenues	$763,962	$204,674	$(1,472)	$(292)	(d)	$951,877	$224,907	$66,442	$1,472	$—		$291,421
				(5,845)	(e)					(1,400)	(d)
				(9,150)	(e)					—
										—

Cost of operations	497,066	140,260	(1,394)	(3,737)	(e)	625,441	154,429	48,858	1,394	—		204,681
				(6,754)	(e)					—

Rent	122,819	26,876	(469)	959	(d)	146,244	39,860	9,645	469	5,025	(d)	54,409
				(1,220)	(d)					147	(d)
				(1,147)	(e)					(737)	(d)
				(1,574)	(e)
General and administrative:
Merger, acquisition and transaction costs	5,548	3,856	—	(5,548)	(b)	—	9,147	—	—	(9,147)	(b)	—
				(3,856)	(b)					—
Other	20,634	7,565	—	—		28,199	13,325	4,217	—	(568)	(d)	16,974
Depreciation and amortization	62,291	15,311	(8)	8,497	(d)	85,128	23,085	5,426	8	10,453	(d)	41,166
				(591)	(e)					2,194	(d)
				(372)	(e)
Impairment of long-lived assets	—	1,980	—	—		1,980	158	—	—	—		158
Operating costs and expenses	708,358	195,848	(1,871)	(15,343)		886,992	240,004	68,146	1,871	7,367		317,388
Operating income	55,604	8,826	399	56		64,885	(15,097)	(1,704)	(399)	(8,767)		(25,967)
Other expense (income)	(110)	—	—	—		(110)	31,564	—	—	1,373	(d)	32,937
Interest expense	27,035	12,382	—	18,673	(a)	65,492	44,948	8,511	—	(36,013)	(a)	5,508
				1,733	(a)					(3,241)	(d)
				(8,683)	(a)					(8,697)	(d)
				7,689	(a)
				(12,382)	(d)
				2,941	(d)
				3,112	(d)
				7,627	(d)
				5,530	(d)
				(165)	(e)
Equity in (earnings) loss of non-consolidated entities	(11,849)	(1,101)	—	—		(12,950)	261	(189)	—	—		72
Investment income	176	—	—	—		176	—	4,078	—	(3,659)	(d)	419
Total other expense	15,252	11,281	—	26,075		52,608	76,773	12,400	—	(50,237)		38,936
Earnings (loss) before income taxes	40,352	(2,455)	399	(26,019)		12,277	(91,870)	(14,104)	(399)	41,470		(64,903)
Income tax provision (benefit)	16,385	(857)	—	(10,147)	(c)	5,381	(1,274)	(2,780)	—	(2,671)	(d)	(6,725)

Net earnings (loss)	$23,967	$(1,598)	$399	$(15,872)		$6,896	$(90,596)	$(11,324)	$(399)	$44,141		$(58,178)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS BY SEGMENT

SIX MONTHS ENDED JUNE 30, 2016

	AMC		Carmike									Odeon		Nordic
	Historical		Historical		Historical			U.S. Markets				Historical		Historical		Historical			International Markets
	Six Months Ended		Six Months Ended		Legacy AMC			Pro Forma			Pro Forma	Six Months Ended		Six Months Ended		Legacy AMC			Pro Forma			Pro Forma
	June 30, 2016		June 30, 2016		International Theatre			Adjustments			U.S. Markets	June 30, 2016		June 30, 2016		International Theatre			Adjustments			International Markets
								Note (5)											Note (5)
Revenues		$1,529,979		$410,862		$(3,258)		$(584)	(d)		$1,907,622		$522,216		$171,908		$3,258		$—			$693,710
								(11,404)	(e)										(3,672)	(d)
								(17,973)	(e)										—
																			—

Cost of operations	995,698	995,698	995,698	277,203	995,698	(2,889)	995,698	(7,346)	(e)	995,698	1,249,702	995,698	340,961	995,698	113,405	995,698	2,889	995,698	—		995,698	457,255
								(12,964)	(e)										—

Rent	247,403	247,403	247,403	52,754	247,403	(961)	247,403	1,918	(d)	247,403	293,436	247,403	83,228	247,403	19,635	247,403	961	247,403	5,534	(d)	247,403	108,197
								(2,440)	(d)										292	(d)
								(2,161)	(e)										(1,453)	(d)
								(3,077)	(e)
General and administrative:
Merger, acquisition and transaction costs	10,152	10,152	10,152	7,608	10,152	—	10,152	(8,610)	(b)	10,152	1,542	10,152	9,595	10,152	—	10,152	—	10,152	(9,492)	(b)	10,152	103
								(7,608)	(b)										—
Other	39,150	39,150	39,150	16,135	39,150	—	39,150	—		39,150	55,285	39,150	24,257	39,150	9,563	39,150	—	39,150	(568)	(d)	39,150	33,252
Depreciation and amortization	122,721	122,721	122,721	30,468	122,721	(22)	122,721	17,148	(d)	122,721	168,275	122,721	46,005	122,721	10,490	122,721	22	122,721	20,595	(d)	122,721	81,659
								(1,297)	(e)										4,547	(d)
								(743)	(e)
Impairment of long-lived assets	-	—	-	2,260	-	—	-	—		-	2,260	-	158	-	—	-	—	-	—		-	158
Operating costs and expenses	1,415,124	1,415,124	1,415,124	386,428	1,415,124	(3,872)	1,415,124	(27,180)		1,415,124	1,770,500	1,415,124	504,204	1,415,124	153,093	1,415,124	3,872	1,415,124	19,455		1,415,124	680,624
Operating income	114,855	114,855	114,855	24,434	114,855	614	114,855	(2,781)		114,855	137,122	114,855	18,012	114,855	18,815	114,855	(614)	114,855	(23,127)		114,855	13,086
Other expense (income)	(84)	(84)	(84)	—	(84)	—	(84)	—		(84)	(84)	(84)	74,499	(84)	—	(84)	—	(84)	1,615	(d)	(84)	76,114
Interest expense	54,097	54,097	54,097	24,768	54,097	—	54,097	37,346	(a)	54,097	130,996	54,097	90,169	54,097	18,720	54,097	—	54,097	(72,325)	(a)	54,097	11,486
								3,466	(a)										(6,525)	(d)
								(17,366)	(a)										(18,553)	(d)
								15,378	(a)
								(24,768)	(d)
								5,882	(d)
								6,224	(d)
								15,254	(d)
								11,046	(d)
								(331)	(e)
Equity in (earnings) loss of non-consolidated entities	(16,113)	(16,113)	(16,113)	(1,515)	(16,113)	—	(16,113)	—		(16,113)	(17,628)	(16,113)	345	(16,113)	(2,061)	(16,113)	—	(16,113)	—		(16,113)	(1,716)
Investment income	(9,778)	(9,778)	(9,778)	—	(9,778)	—	(9,778)	—		(9,778)	(9,778)	(9,778)	—	(9,778)	5,615	(9,778)	—	(9,778)	(5,627)	(d)	(9,778)	(12)
Total other expense	28,122	28,122	28,122	23,253	28,122	—	28,122	52,131		28,122	103,506	28,122	165,013	28,122	22,274	28,122	—	28,122	(101,415)		28,122	85,872
Earnings (loss) before income taxes	86,733	86,733	86,733	1,181	86,733	614	86,733	(54,912)		86,733	33,616	86,733	(147,001)	86,733	(3,459)	86,733	(614)	86,733	78,288		86,733	(72,786)
Income tax provision (benefit)	34,475	34,475	34,475	554	34,475	—	34,475	(21,415)	(c)	34,475	13,614	34,475	(663)	34,475	(201)	34,475	—	34,475	(5,373)	(d)	34,475	(6,237)

Net earnings (loss)		$52,258		$627		$614		$(33,497)			$20,002		$(146,338)		$(3,258)		$(614)		$83,661			$(66,549)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS BY SEGMENT

THREE MONTHS ENDED JUNE 30, 2017

(dollars in thousands, except per share data)

	AMC	Historical			Historical
	Historical	Nordic, Odeon &	U.S. Markets		Nordic, Odeon &	International Markets
	Three Months Ended	Legacy AMC	Pro Forma	Pro Forma	Legacy AMC	Pro Forma		Pro Forma
	June 30, 2017	International Theatre	Adjustments	U.S. Markets	International Theatre	Adjustments		International Markets
			Note (5)			Note (5)
Revenues	$1,202,280	$(294,897)	$(398)	$906,248	$294,897	$—	(f)	$294,897
			(737)			—	(d)
Cost of operations	831,121	(208,609)	2,985	624,425	208,609	—	(f)	208,609
			(1,072)

Rent	199,774	(50,824)	(73)	148,755	50,824	—	(f)	50,824
			(122)			—	(d)
						—	(d)
General and administrative:
Merger, acquisition and transaction costs	11,497	(1,071)	(9,094)	1,332	1,071	(1,071)	(b)	—

			—
Other	46,194	(18,042)	—	28,152	18,042	—	(f)	18,042
Depreciation and amortization	133,325	(34,706)	—	98,272	34,706	—	(f)	34,706
			(347)			—	(d)
Impairment of long-lived assets	—	—	—	—				—
Operating costs and expenses	1,221,911	(313,252)	(7,723)	900,936	313,252	(1,071)		312,181
Operating income	(19,631)	18,355	6,588	5,312	(18,355)	1,071		(17,284)
Other expense (income)	1,029	(32)	—	997	32			32
Interest expense	69,885	(5,720)	—	64,160	5,720	—	(f)	5,720
			—			—	(d)

Equity in (earnings) loss of non-consolidated entities	194,983	89	—	195,072	(89)			(89)
Investment income	600	(510)	—	90	510	—	(d)	510
Total other expense	266,497	(6,173)	(5)	260,319	6,173	—		6,173
Earnings (loss) before income taxes	(286,128)	24,528	6,593	(255,007)	(24,528)	1,071		(23,457)
Income tax provision (benefit)	(109,597)	811	2,571	(106,215)	(811)	—	(f)	(811)

Net earnings (loss)	$(176,531)	$23,717	$4,022	$(148,792)	$(23,717)	$1,071		$(22,646)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS BY SEGMENT

SIX MONTHS ENDED JUNE 30, 2017

(dollars in thousands, except per share data)

	AMC	Historical				Historical	Nordic
	Historical	Nordic, Odeon &	U.S. Markets			Nordic, Odeon &	Historical	International Markets
	Six Months Ended	Legacy AMC	Pro Forma		Pro Forma	Legacy AMC	Six Months Ended	Pro Forma		Pro Forma
	June 30, 2017	International Theatre	Adjustments		U.S. Markets	International Theatre	June 30, 2017	Adjustments		International Markets
			Note (5)					Note (5)
Revenues	$2,483,693	$(584,180)	$(6,782)	(e)	$1,883,971	$584,180	$94,850	$(2,544)	(f)	$676,518
			(8,760)	(e)				32	(d)
Cost of operations	1,666,877	(391,454)	(965)	(e)	1,267,971	391,454	59,418	(2,030)	(f)	448,842
			(6,487)	(e)

Rent	390,198	(92,740)	(1,080)	(e)	294,875	92,740	9,562	(446)	(f)	101,243
			(1,503)	(e)				39	(d)
								(652)	(d)
General and administrative:
Merger, acquisition and transaction costs	51,703	(1,071)	(26,289)	(b)	24,343	1,071	3,162	(4,233)	(b)	—

Other	80,603	(29,772)	—		50,831	29,772	4,553	(52)	(f)	34,273
Depreciation and amortization	258,630	(63,263)	(226)	(e)	194,792	63,263	4,919	(172)	(f)	70,117
			(349)	(e)			—	2,107	(d)
Impairment of long-lived assets	—	—	—		—	—	—			—
Operating costs and expenses	2,448,011	(578,300)	(36,899)		1,832,812	578,300	81,614	(5,439)		654,475
Operating income	35,682	(5,880)	21,357		51,159	5,880	13,236	2,927		22,043
Other expense (income)	(1,672)	(32)	—		(1,704)	32	—			32
Interest expense	132,026	(11,903)	6,441	(d)	130,548	11,903	15,033	(69)	(f)	11,981
			4,032	(d)				(14,886)	(d)
			(48)	(e)
Equity in (earnings) loss of non-consolidated entities	197,297	108	—		197,405	(108)	(1,813)			(1,921)
Investment income	(5,008)	(245)	—		(5,253)	245	(45)	116	(d)	316
Total other expense	322,643	(12,072)	10,425		320,996	12,072	13,175	(14,839)		10,408
Earnings (loss) before income taxes	(286,961)	6,192	10,932		(269,837)	(6,192)	61	17,766		11,635
Income tax provision (benefit)	(118,827)	(294)	8,348	(c)	(110,773)	294	1,180	52	(f)	(1,402)
								(2,928)	(d)
Net earnings (loss)	$(168,134)	$6,486	$2,584		$(159,064)	$(6,486)	$(1,119)	$20,642		$13,037

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

5. Pro Forma Adjustments (dollars in thousands)

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the Odeon Acquisition, the Carmike Acquisition, the Nordic Acquisition, the Financings, the Theatre Divestitures and the 2017 Equity Offering were completed on January 1, 2016 for statement of operations purposes.

(a)           Adjustments to interest expense and other expense have been made to reflect the elimination of the Odeon Shareholder Loans due 2019 and refinancing of the Odeon 9% Senior Secured Note GBP due 2018 and the Floating Rate Senior Secured Note due 2018 as follows:

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2016	2017	2017
Eliminate historical interest expense for amounts extinguished for Odeon Indebtedness	$(36,013)	$(72,325)	$—	$—
Cash interest on new indebtedness incurred	18,673	37,346	—	—
Amortization of deferred charges on new indebtedness incurred	1,733	3,466	—	—
Eliminate historical interest on Term Loans due 2022	(8,683)	(17,336)	—	—
Interest on Term Loans due 2022 based on amended pricing	7,689	15,378	—	—
Eliminate historical interest on bridge loan	—	—	—	—

b)           Adjustment to remove the non-recurring direct incremental costs of the Odeon Acquisition, the Carmike Acquisition and the Nordic Acquisition which are reflected in the historical financial statements of the Company, Odeon, Carmike and Nordic.

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2016	2017	2017
Remove the Company’s costs	$(5,548)	$(8,610)	$(9,094)	$(26,289)
Remove Odeon’s costs	(9,147)	(9,492)	—	—
Remove Carmike’s costs	(3,856)	(7,608)	—	—
Remove Nordic’s costs	—	—	(1,071)	(4,233)

(c)           Adjustment to record tax benefit in U.S. tax jurisdictions for Carmike and the Company at the Company’s effective income tax rate of 39%. Income and expenses recorded historically by Odeon were not significantly tax effected in foreign jurisdictions as a result of available unrecorded deferred tax assets including net operating loss carryforwards. As a result pro forma adjustments do not result in significant amounts of additional income tax expense or benefit in these foreign jurisdictions.

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2016	2017	2017
Record tax effect in U.S. tax jurisdiction	$(10,147)	$(21,415)	$2,571	$8,348

(d)           Adjustment to Odeon expenses as a result of adjustments to fair value.

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2016	2017	2017
Rent (1)	$5,025	$5,534	$—	$—
Depreciation and amortization	10,453	20,959	—	—
Eliminate non-recurring direct incremental costs of the Odeon acquisition for share-based compensation expense related to the Junior LTIP	(568)	(568)	—	—
Eliminate deferred gain amortization	1,373	1,615	—	—
Interest Expense for capital and financing lease obligations primarily due to a lower incremental borrowing rate upon re-measurement	(3,241)	(6,525)	—	—
(1) Detail of Odeon rent adjustments above:
Unfavorable lease amortization	585	(1,747)	—	—
Incremental financing lease obligation ground rent	667	1,286	—	—
Eliminate deferred rent credit from landlord incentives	3,440	5,329	—	—
Straight line rent expense	333	666	—	—
Total	$5,025	$5,534	$—	$—

Adjustment to Carmike revenues and expenses  as a result of adjustments to fair value.

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2016	2017	2017
Revenues from Screenvision deferred revenues	$(292)	$(584)	$—	$—
Straight line rent expense	959	1,918	—	—
Unfavorable lease amortization	(1,220)	(2,440)	—	—
Depreciation and amortization	8,497	17,148	—	—
Remove Carmike historical interest expense	(12,382)	(24,768)	—	—
Interest expense on capital and financing lease obligations reflecting a lower incremental borrowing rate upon re-measurement	2,941	5,882	—	—
Interest expense on 6.0% Senior Secured Notes due 2023	3,112	6,224	—	—

Adjustment to Nordic revenues and expenses as a result of fair value.

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2016	2017	2017
Revenues related to breakage income (adjustments are components of Other Revenues)	$(1,400)	$(3,672)	$—	$32
Straight line rent expense	147	292	—	39
Unfavorable lease amortization	(737)	(1,453)	—	(652)
Depreciation and amortization	2,194	4,547	—	2,107
Remove Nordic historical interest expense	(8,697)	(18,553)	—	(14,886)
Remove Nordic historical investment income	(3,659)	(5,627)	—	116
Interest expense on $475 million 6.125% Senior Subordinated Notes due 2027	7,627	15,254	—	6,441
Interest expense on £250 million 6.375% Senior Subordinated Notes due 2024	5,530	11,046	—	4,032
Income tax adjustment related to Nordic adjustments	(2,671)	(5,373)	—	(2,928)

(e)           Adjustment Relating to Department of Justice Proposed Divestitures

Adjustments to remove Carmike and AMC historical revenues and expenses for theatres in markets that must be divested in connection with the Department of Justice proposed final judgement whereby we expect to sell certain of our theatres and certain Carmike theatres are reflected in the pro forma financial statements as those planned disposals are identifiable and factually supportable at this time. We believe that the reasonably possible effects on the financial statements for the divestitures are as follows ($ in thousands):

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
AMC Theatres	2016	2016	2017	2017
Revenues	$(5,845)	$(11,404)	$(398)	$(6,782)
Cost of operations	(3,737)	(7,346)	2,985	(965)
Rent	(1,147)	(2,161)	(73)	(1,080)
Depreciation and amortization	(591)	(1,297)	—	(226)

Admissions	$3,438	$6,709	$224	$4,007
Food & beverage	2,237	4,368	154	2,526
Other	170	327	20	249
Total revenues (1)	$5,845	$11,404	$398	$6,782

Film exhibition costs	$1,873	$3,651	$98	$2,168
Food & beverage costs	261	507	38	309
Operating expense	1,603	3,188	(3,121)	(1,512)
Cost of operations (2)	$3,737	$7,346	$(2,985)	$965

Carmike Theatres
Revenues	$(9,150)	$(17,973)	$(737)	$(8,760)
Cost of operations	(6,754)	(12,964)	(1,072)	(6,487)
Rent	(1,574)	(3,077)	(122)	(1,503)
Depreciation and amortization	(372)	(743)	(347)	(349)
Interest expense	(165)	(331)	(5)	(48)

Admissions	$5,413	$10,614	$425	$5,155
Food & beverage	3,535	6,947	287	3,469
Other	202	412	25	136
Total revenues (3)	$9,150	$17,973	$737	$8,760

Film exhibition costs	$3,129	$5,987	$235	$2,797
Food & beverage costs	541	1,067	169	592
Operating expense	3,084	5,910	668	3,098
Cost of operations (4)	$6,754	$12,964	$1,072	$6,487

(f)     Adjustment to remove revenues and expenses included in the AMC historical period from the date of the Nordic Acquisition on March 28, 2017 through March 31, 2017.

Reconciliation of Pro Forma Adjusted EBITDA:

(dollars in thousands) (unaudited)

	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Three Months Ended	Six Months Ended	Three Months Ended	Six months Ended
	June 30, 2016	June 30, 2016	June 30, 2017	June 30, 2017

Net earnings (loss)	$(51,282)	$(46,547)	$(171,438)	$(146,027)
Plus:		—		—
Income tax provision (benefit)	(1,344)	7,377	(107,026)	(112,175)
Interest Expense	71,000	142,482	69,880	142,529
Depreciation and amortization	126,294	249,934	132,978	264,909
Impairment of long-lived assets	2,138	2,418	—	—
Certain operating expenses (2)	4,532	8,004	6,302	11,675
Equity in (earnings) losses of non-consolidated affiliates (3)	(12,878)	(19,344)	194,983	195,484
Attributable EBITDA (5)	230	2,571	1,042	2,980
Cash distributions from non-consolidated entities (4)	590	18,271	2,175	26,572
Investment income	595	(9,790)	600	(4,937)
Other expense (income) (6)	32,827	76,030	1,038	(1,224)
General and administrative expense-unallocated:
Merger, acquisition and transaction costs (7)	—	1,645	1,332	24,343
Stock-based compensation expense (8)	2,395	5,205	3,929	4,013

Total Adjusted EBITDA	$175,097	$438,256	$135,795	$408,142

US Markets	$158,929	$339,494	$114,994	$310,333
International Markets	16,168	98,762	20,801	97,809

Total Adjusted EBITDA (1)	$175,097	$438,256	$135,795	$408,142

The historical consolidated financial information for Odeon, Carmike and Nordic have been adjusted to comply with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), including the effects of purchase accounting. The classification of certain items presented by Odeon under UK Generally Accepted Accounting Practice (“UK GAAP”) has been modified in order to align with the presentation used by AMC under U.S. GAAP. The classification of certain items presented by Nordic under International Financial Reporting Standards (“IFRS”) has been modified in order to align with the presentation used by AMC under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Odeon and Nordic have also been translated to U.S. Dollars. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what our results of operations would actually have been had the acquisitions occurred on the date indicated.  Please refer to the August 1, 2017, Form 8-K for additional information on pro forma financial statement adjustments.

1)

We present Adjusted EBITDA and Adjusted EBITDA Margin as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Total Revenues. In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA and Adjusted EBITDA Margin and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA and Adjusted EBITDA Margin are non-U.S. GAAP financial measures and should not be construed as an alternative to net earnings or net earnings margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with U.S. GAAP). Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA and Adjusted ABITDA Margin because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA and Adjusted EBITDA Margin:

•	do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	exclude income tax payments that represent a reduction in cash available to us;

•	do not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	do not reflect the impact of divestitures that may be required in connection with recently completed acquisitions.

2)

Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent, and disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

3)

Equity in (earnings) losses of non-consolidated entities includes an impairment of the Company’s investment in NCM of $202.6 million for the three months ended June 30, 2017. The impairment charge reflects recording our units and shares at the publicly quoted per share price on June 30, 2017 of $7.42 based on the company’s determination that the decline in the price per share during the quarter was other than temporary.

4)

Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received.  We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

5)

Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain international markets.  See below for a reconciliation of our equity earnings of non-consolidated entities to attributable EBITDA.  Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments.   We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.  As these investments relate only to our Nordic acquisition, this represents the first time we have made this adjustment and does not impact prior historical presentations of Adjusted EBITDA.

Reconciliation of Pro Forma Attributable EBITDA (Unaudited)

	Pro Forma		Pro Forma
	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Equity in (earnings) loss of non-consolidated entities	$194,983	$(12,878)	$195,484	$(19,344)
Less:
Equity in earnings (loss) of non-consolidated entities excluding international theatre JV's	194,716	(12,528)	193,789	(20,748)
Equity in earnings (loss) of International theatre JV's	267	(350)	1,695	1,404

Income tax provision	32	10	105	67
Investment income	(7)	(48)	(127)	(165)
Interest expense	9	1	19	22
Depreciation and amortization	741	617	1,288	1,243
Attributable EBITDA	$1,042	$230	$2,980	$2,571

6)

Other (expense) income for the current year period includes foreign currency transaction gains, fees relating to third party fees paid related to amendment No. 3 to our Senior Secured Credit Agreement, and loss on the redemption of the Bridge Loan Facility.

7)	Merger, acquisition and transition costs are excluded as it is non-operating in nature.

8)	Non-cash or non-recurring expense included in General and Administrative: Other.

###